Exhibit 99.1

INDEX TO UNAUDITED ENLINK MIDSTREAM, LLC
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2018	3

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2018	4

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2017	5

Notes to Unaudited Pro Forma Financial Information	6

UNAUDITED ENLINK MIDSTREAM, LLC
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

At the effective time of the merger (the “Merger”) of NOLA Merger Sub, LLC (“Merger Sub”), a wholly-owned subsidiary of EnLink Midstream, LLC (“ENLC”), with and into EnLink Midstream Partners, LP (“ENLK”), with ENLK surviving the Merger as a subsidiary of ENLC, each issued and outstanding common unit representing a limited partner interest in ENLK (an “ENLK common unit”), other than the ENLK common units held directly or indirectly by ENLC and its subsidiaries (collectively, the “ENLK Public Units”), will be converted into the right to receive 1.15 common units representing limited liability company interests in ENLC (“ENLC common units”).

The unaudited pro forma condensed consolidated balance sheet gives effect to the Merger as if it had occurred on September 30, 2018; the unaudited pro forma condensed consolidated statements of operations give effect to the Merger as if it had occurred on January 1, 2017. The unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of operations should be read in conjunction with (i) ENLC’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2018, (ii) ENLC’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, as filed with the SEC on November 7, 2018, (iii) ENLK’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 21, 2018, and (iv) ENLK’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, as filed with the SEC on November 7, 2018.

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of December 31, 2018.

ENLINK MIDSTREAM, LLC

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2018

(In millions)

	ENLC Historical	Pro Forma Adjustments		Pro Forma for Merger
ASSETS
Current Assets	$1,248.3	$(20.0)	(a)	$1,228.3
Property and equipment, net	6,875.7			6,875.7
Intangible assets, net	1,404.5			1,404.5
Goodwill	1,542.2			1,542.2
Other assets	127.6	332.0	(f)	459.6
Total assets	$11,198.3	312.0		$11,510.3
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities	$1,075.8			$1,075.8
Current maturities of long-term debt	500.9			500.9
Long-term debt	3,835.9			3,835.9
Other long-term liabilities	404.1	(361.8)	(f)	42.3
				—
Redeemable non-controlling interest	6.2			6.2
				—
Members’ equity:
Members’ equity	1,838.4	2,625.3	(a), (e), (f)	4,463.7
Accumulated other comprehensive loss	(2.0)			(2.0)
Non-controlling interest	3,539.0	(1,951.5)	(e)	1,587.5
Total members’ equity	5,375.4	673.8		6,049.2
Total liabilities and members’ equity	$11,198.3	$312.0		$11,510.3

ENLINK MIDSTREAM, LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2018

(In millions, except per unit data)

	ENLC Historical	Pro Forma Adjustments		Pro Forma for Merger
Revenues:
Product sales	$4,766.5			$4,766.5
Product sales—related parties	41.0			41.0
Midstream services	476.1			476.1
Midstream services—related parties	377.2			377.2
Loss on derivative activity	(20.1)			(20.1)
Total revenues	5,640.7			5,640.7
Operating costs and expenses:
Cost of sales	4,403.7			4,403.7
Operating expenses	337.3			337.3
General and administrative	99.8			99.8
Depreciation and amortization	430.1			430.1
Other operating expenses	25.9			25.9
Total operating costs and expenses	5,296.8			5,296.8
Operating income	343.9			343.9
Other income (expense):
Interest expense, net of interest income	(134.3)			(134.3)
Other income	12.0			12.0
Total other expense	(122.3)			(122.3)
Income before non-controlling interest and income taxes	221.6			221.6
Income tax provision	(17.3)	(15.1)	(c)	(32.4)
Net income	204.3	(15.1)		189.2
Net income attributable to non-controlling interest	156.2	(64.0)	(b)	92.2
Net income attributable to ENLC	$48.1	$48.9		$97.0
Net income attributable to ENLC per unit:
Basic common unit	$0.27			$0.20
Diluted common unit	$0.26			$0.20
Weighted average common units outstanding:
Basic common unit	181.1		(d)	482.6
Diluted common unit	182.2		(d)	485.4

ENLINK MIDSTREAM, LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2017

(In millions, except per unit data)

	ENLC Historical	Pro Forma Adjustments		Pro Forma for Merger
Revenues:
Product sales	$4,358.4			$4,358.4
Product sales—related parties	144.9			144.9
Midstream services	552.3			552.3
Midstream services—related parties	688.2			688.2
Gain (loss) on derivative activity	(4.2)			(4.2)
Total revenues	5,739.6			5,739.6
Operating costs and expenses:
Cost of sales	4,361.5			4,361.5
Operating expenses	418.7			418.7
General and administrative	128.6			128.6
Depreciation and amortization	545.3			545.3
Other operating expenses	(8.9)			(8.9)
Total operating costs and expenses	5,445.2			5,445.2
Operating income	294.4			294.4
Other income (expense):
Interest expense, net of interest income	(190.4)			(190.4)
Other income	19.2			19.2
Total other expense	(171.2)			(171.2)
Income before non-controlling interest and income taxes	123.2			123.2
Income tax benefit	196.8	(3.2)	(c)	193.6
Net income (loss)	320.0	(3.2)		316.8
Net income (loss) attributable to non-controlling interest	107.2	(13.4)	(b)	93.8
Net income attributable to EnLink Midstream, LLC	$212.8	$10.2		$223.0
Net income attributable to EnLink Midstream, LLC per unit (2):
Basic common unit	$1.18			$0.47
Diluted common unit	$1.17			$0.46
Weighted average common units outstanding:
Basic common unit	180.5		(d)	477.7
Diluted common unit	181.8		(d)	480.6

ENLINK MIDSTREAM, LLC

Notes to Unaudited Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the Merger had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations in the future. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of December 31, 2018.

Pro Forma Adjustments

Following is a description of the pro forma adjustments made to the historical financial statements of ENLC:

(a)                                 Represents estimated transaction costs of $20 million of advisory and legal services, and other expenses expected to be paid in connection with the Merger. Such fees and expenses will be recognized in the statement of operations when incurred; however, the estimated expenses are not reflected in the pro forma statements of operations included herein.

(b)                                 Represents the allocation of net income from non-controlling interests related to ENLK net income attributable to ENLC due to ENLC’s acquisition of the ENLK Public Units. The remaining pro forma net income from non-controlling interests represents net income allocated to the Series B Cumulative Convertible Preferred Units representing limited partner interests in ENLK, the Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in ENLK, NGP Natural Resources XI, LP’s 49.9% share of net income from Delaware G&P LLC, and Marathon Petroleum Corporation’s 50% share of net income from Ascension Pipeline Company, LLC.

(c)                                  Represents estimated income tax expense using ENLC’s statutory federal and blended state income tax rate of 23.5% due to additional net income allocated from ENLK to ENLC (per (b) above).

(d)                                 Pro forma weighted average common units outstanding reflects (i) ENLC’s weighted average common units outstanding for the respective periods, plus (ii) the assumed conversion of ENLK Public Units into ENLC common units, based on the sum of the weighted average of ENLK common units outstanding during the respective periods less ENLK common units owned by ENLC, multiplied by the Exchange Ratio of 1.15 ENLC common units for each ENLK Public Unit. Pro forma diluted weighted average common units outstanding reflects the dilutive impact of non-vested restricted units currently outstanding under the long-term

ENLINK MIDSTREAM, LLC

Notes to Unaudited Pro Forma Financial Information (Continued)

incentive plans of ENLK and ENLC. A summary of weighted average units outstanding (in millions):

	Nine months ended September 30, 2018		Year Ended December 31, 2017
ENLC historical weighted average common units		181.1		180.5
ENLK weighted average common units outstanding	350.7		346.9
Less: ENLK common units owned by ENLC	(88.5)		(88.5)
ENLK Public Units converted to ENLC common units	262.2		258.4
Exchange Ratio units	1.15		1.15
ENLC common units issued for ENLK Public Units		301.5		297.2
Pro forma basic weighted average number of common units outstanding		482.6		477.7
Dilutive effect of non-vested ENLC restricted units		1.1		1.3
Dilutive effect of non-vested ENLK restricted units converted to ENLC restricted units		1.7		1.6
Pro forma diluted weighted average number of ENLC common units outstanding		485.4		480.6

(e)                                  Represents the conversion of ENLK Public Units into ENLC common units.

(f)                                   Reflects the estimated impact on deferred income taxes resulting from the Merger using ENLC’s statutory federal and state tax rate of 23.5 percent. The deferred income tax impact reflects a net adjustment of $693.8 million to deferred income taxes, resulting in a reduction of deferred tax liabilities of $361.8 million and a deferred tax asset of $332.0 million. The deferred income tax impact primarily relates to the effects of the change in ownership and the related increase in the depreciable and amortizable basis in ENLK’s assets for tax purposes, which is based on the closing price of $16.05 for ENLC common units on October 19, 2018 and the ENLC common units to be issued for ENLK Public Units based on ENLK’s common units outstanding as of September 30, 2018.

ENLINK MIDSTREAM, LLC

Notes to Unaudited Pro Forma Financial Information (Continued)

	Nine months ended September 30, 2018	Year Ended December 31, 2017
Historical—ENLK
Income from continuing operations per common unit—basic	$0.24		$0.05
Income from continuing operations per common unit—diluted	$0.24		$0.05
Distributions per common unit declared for the period	$1.17		$1.56
Book value per common unit(1)	$7.14		$7.98
Historical—ENLC
Income from continuing operations per common unit—basic	$0.27		$1.18
Income from continuing operations per common unit—diluted	$0.26		$1.17
Distributions per common unit declared for the period	$0.801		$1.024
Book value per common unit(1)	$10.14		$10.65
Pro forma combined—ENLC
Income from continuing operations per common unit—basic(2)	$0.20		$0.47
Income from continuing operations per common unit—diluted(2)	$0.20		$0.46
Distributions per common unit declared for the period(3)	$0.942		$1.257
Book value per common unit(4)	$9.19
Equivalent pro forma combined—ENLK(5)
Income from continuing operations per common unit—basic	$0.23		$0.54
Income from continuing operations per common unit—diluted	$0.23		$0.54
Distributions per common unit declared for the period	$1.083		$1.446
Book value per common unit	$10.57	$

(1)                                 Book value per common unit is calculated based on the balance of common equity at the end of the period, divided by the number of units outstanding at the end of the period.

(2)                                 Amounts are from the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(3)                                 Pro forma combined distributions per common unit for the periods presented are assumed to be consistent with historical ENLC distributions declared per common unit.